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                                                                  EXHIBIT 10(uu)

                                SYSCO CORPORATION
                             1991 STOCK OPTION PLAN

                           2000 STOCK OPTION AGREEMENT

                                    CORPORATE


         Under the terms and conditions of the Sysco Corporation 1991 Stock Option Plan (the "Plan"), a copy of which is incorporated into this Agreement by reference, Sysco Corporation (the "Corporation") grants to {{FirstName}} {{LastName}} (the "Optionee") the option to purchase {{Amount}} shares of the Corporation's Common Stock, $1.00 par value, at the price of $41.9375 per share, subject to adjustment as provided in the Plan (the "Option").

         This Option shall be for a term of ten years commencing on the date of grant set forth below and ending on September 6, 2010, and shall be subject to the Terms and Conditions of Stock Option attached hereto and incorporated in this Agreement by reference.

         When exercised, all or a portion of this Option may be an incentive stock option, governed by Section 422 of the Internal Revenue Code of 1986, as amended. This option is granted without Stock Appreciation Rights.

         The Optionee in accepting this Option accepts and agrees to be bound by all the terms and conditions of the Plan and the Terms and Conditions of Stock Option which pertain to stock options granted under the Plan and acknowledges receipt of the Corporation's initial disclosure document dated September 4, 1992, as supplemented by the Supplemental Disclosure dated September 7, 2000.

         Granted as of September 7, 2000.

                                   SYSCO CORPORATION


                                   By
                                      ------------------------------------------
                                      Charles H. Cotros, Chief Executive Officer


ACCEPTED:

----------------------------------------
Optionee


----------------------------------------
Date


              (PLEASE RETURN A SIGNED COPY TO CONNIE S. BROOKS AND
                         RETAIN A COPY FOR YOUR FILES.)


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                      TERMS AND CONDITIONS OF STOCK OPTION

                                    CORPORATE

     1. Please carefully review all the provisions of the Sysco Corporation 1991 Stock Option Plan (the "Plan"). In addition to the conditions set out in the Plan, the exercise of your option is contingent upon satisfying the provisions of this document, certain of which are applicable during the period beginning September 7, 2000, and ending September 7, 2005 (the "Vesting Period").

     2. Fiscal year 2000 is the base year for determining if vesting requirements have been met. For your information, the Corporation's fiscal year ends on the Saturday closest to June 30. One-third of the total number of shares covered by your option will vest at such time or times as the Chief Financial Officer of Sysco Corporation (the "Corporation") has certified in writing after the conclusion of any of the five fiscal years of the Corporation ending during the Vesting Period (i.e., fiscal year ending June 30, 2001, through fiscal year ending July 3, 2005), that the earnings per share of the Corporation increased at least 20% in the fiscal year just ended over the Corporation's earnings per share for the prior fiscal year. If the earnings per share of the Corporation should increase less than 20% in any fiscal year over the prior fiscal year, the option will vest at such time or times as the Chief Financial Officer of the Corporation has certified in writing after the conclusion of any fiscal year ending within the five-year Vesting Period that the earnings per share of the Corporation for the fiscal years ending after fiscal year 2000 have grown at the minimum rate of 15% compounded annually over the base year, with one-third of the total number of shares covered by your option vesting for each fiscal year ending after fiscal year 2000 included in the calculation of the 15% compounded minimum growth rate.

     3. If neither of the vesting requirements set out in the paragraph immediately above are met, your option may still vest, in part or in whole, when the Chief Financial Officer of the Corporation has certified in writing that the following criteria have been attained:

          (a) For ANY fiscal year within the five-year Vesting Period in which the Corporation's annual return on shareholders' equity equals or exceeds 17.5% and the increase in earnings per share of the Corporation over the prior fiscal year equals or exceeds 15%, one-third of the option will vest.

          (b) If the Corporation's AVERAGE annual return on shareholders' equity for the five-year period ending July 3, 2005, equals or exceeds 17.5% and the increase in earnings per share of the Corporation over such five-year period equals or exceeds 10% compounded annually, your option will fully vest.

     4. If none of the vesting requirements set out above are met within the Vesting Period as to any portion of an option, such option (or portion thereof) will nonetheless vest and become exercisable ("Supplemental Vesting") six months prior to the expiration thereof (the "Supplemental Vesting Date") provided that you continue in the active employment of the Corporation or one of its affiliates on the Supplemental Vesting Date. Supplemental Vesting shall not apply if you have retired or become disabled (within the meaning of the Corporation's Retirement Plan) or you are otherwise not actively employed by a SYSCO company.

     5. The vested portion of your option may be exercised at any time after it vests, provided that at the time of the exercise all of the conditions set forth in the Plan and in this document have been met. No portion of your option may be exercised prior to September 7, 2001. The committee of the Corporation's Board of Directors which administers the Plan (the "Committee") retains the right to modify any vesting requirements set forth in these Terms and Conditions of Stock Option for option holders who are (a) transferred from one operating subsidiary or division of the Corporation ("Operating Company") to another (b) from the corporate office to an Operating Company or (c) from any Operating Company to the corporate office. The Plan provides that the Committee may waive any vesting requirements set forth herein and may impose additional conditions to vesting of this option after the date of this option.

     6. Please note that your option is nontransferable and may be exercised in part or in whole only if the conditions set forth in the Plan and herein have been fulfilled. Your stock option is in all respects limited and conditioned as provided in the Plan, including, but not limited to, the following:

          (a) Your option will normally terminate on the earlier of the date of the expiration of the option or upon severance of your employment relationship with the Corporation for any reason, for or without cause. Whether an authorized leave of absence, or an absence for military or government service, constitutes severance of your employment relationship with the Corporation will be determined by the Committee at the time of the event. However, if before the expiration of your option, you retire in good standing from the employ of the Corporation for reasons of age or disability under the established rules of the Corporation then in effect, your option will remain in effect, vest and be exercisable in accordance with its terms as if you remained an employee of the Corporation except that Supplemental Vesting will not occur after your retirement or disability. Generally, under current tax law, if you exercise your option more than three months after retirement for age or more than one year after retirement for disability, the tax treatment accorded incentive stock options will not apply.

          (b) In the event of your death while you are an employee, or while you are retired for age or disability as described in (a) above, your option may be exercised by your estate, or by the person to whom such right devolves from you by reason of your death, to the extent your right to exercise such option has vested at the time of your death, at any time within one year after the date of your death or ten years after the date of grant, whichever date occurs first.

     7. At the time or times when you wish to exercise your option, you are asked to follow the procedures established by the Corporation for the exercise of options which will be provided to you from time to time.

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